                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)


                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 11                                  Trade Date: 02/26/01
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 03/01/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is February 27, 2001


         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UAL8              $3,650,000.00               6.0%                  03/15/11                100%


    Interest Payment
       Frequency                                        Subject to                 Dates and terms of redemption
      (begin date)          Survivor's Option           Redemption                (including the redemption price)
    ----------------        -----------------           ----------                --------------------------------
        4/15/01                    Yes                      Yes                              100% 3/15/02
        monthly                                                                        semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                 Dealer               Other Terms
    ---------------           -------------           -----------             -------------            -----------
     $3,595,250.00              $54,750.00                $2.00               ABN AMRO Inc.